UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2005

Date of Report (Date of earliest event reported)

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

2525 Dupont Drive
Irvine, California 92612
(Address of principal executive offices) (Zip Code)

(714) 246-4500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURES

The following disclosure amends, updates and restates the disclosure contained in Item 2.05 of the Current Report on Form 8-K filed by Allergan, Inc. (“Allergan” or the “Company”) on January 18, 2005.

Item 2.05 Costs Associated with Exit or Disposal Activities

The Company has announced the initiation and implementation of a restructuring of certain activities related to the Company’s European operations, effective January 17, 2005.

The restructuring seeks to optimize operations, improve resource allocation and create a scalable, lower cost and more efficient operating model for the Company’s European research and development, or R&D, and commercial activities. Specifically, the restructuring anticipates moving key European R&D and select commercial functions from the Company’s Mougins, France and other European locations to the Company’s Irvine, California, High Wycombe, U.K. and Dublin, Ireland facilities and streamlining functions in the Company’s European management services group.

Under applicable law, the proposed restructuring requires consultations and, in certain cases, negotiations with European and national works councils, other management/labor organizations and local authorities. The restructuring steps to be implemented and their ultimate cost will depend in part on the outcome of such consultations and negotiations.

The Company anticipates incurring restructuring charges and charges relating to severance, relocation and one-time termination benefits, payments to public employment and training programs, implementation, transition, capital and other asset-related expenses, duplicate operating expenses and contract termination costs in connection with the restructuring. The Company currently estimates that the pre-tax charges resulting from the restructuring, including transition and duplicate operating expenses, will be between $40 million and $53 million and capital expenditures will be between $5 million and $7 million. The Company began to incur a substantial portion of these amounts beginning in the first quarter of 2005 and expects to continue to incur them up through and including the second quarter of 2006. Of the total amount of pre-tax charges and capital expenditures, approximately $45 million to $58 million are expected to be cash expenditures. The Company also estimates that the restructuring will yield annual operating cost reductions of between $6 million and $9 million. The Company does not expect any impact from the restructuring on the Company’s 2005 guidance. The Company intends to principally reinvest any realized operating cost reductions into its businesses and into serving its customers.

The foregoing estimates are based on assumptions relating to, among other things, a reduction of approximately 160 positions, principally R&D and selling, general and administrative positions in the affected European locations. These workforce reduction activities began in the first quarter of 2005 and are expected to be completed by the close of the second quarter of 2006. Charges associated with the workforce reduction, including severance, relocation and one-time termination benefits, and payments to public employment and training programs, are currently expected to total approximately $28 million to $33 million. The Company began to incur these charges in the first quarter of 2005 and expects to continue to incur them up through and including the second quarter of 2006. Certain severance costs included in the estimates totaling approximately $3 million to $4 million for a limited number of personnel are dependent upon the employees’ future decision to continue employment after specific contractual work assignments end between 2006 and 2007. These contingent contractual severance costs will be recorded in the period in which the Company determines that they become probable.

Estimated restructuring charges also include approximately $2 million to $7 million for contract and lease termination costs and asset write-offs (primarily for accelerated amortization related to leasehold improvements in facilities to be exited). These costs are currently expected to be recorded beginning in the second quarter of 2005 and to be completed by the close of the second quarter of 2006.

Estimated implementation and transition related expenses include, among other things, legal, consulting, recruiting, information system implementation costs and taxes. These costs are currently expected to total approximately $9 million to $11 million, began to be recorded in the first quarter of 2005 and are expected to continue up through and including the second quarter of 2006. The Company also expects to incur duplicate operating expenses during the transition period to ensure that job knowledge and skills are properly transferred to new employees. These

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duplicate operating expenses are currently expected to total between $1 million and $2 million, began to be recorded in the first quarter of 2005 and are expected to continue up through and including the first quarter of 2006.

The Company also expects to incur additional capital expenditures for leasehold improvements (primarily at the Company’s High Wycombe, U.K. facility or a new facility in the U.K. to accommodate increased headcount). These capital expenditures are currently estimated to be between approximately $5 million and $7 million, and are currently expected to be recorded beginning in the second quarter of 2005 and continuing up through and including the fourth quarter of 2005.

Statements made by the Company in this report on Form 8-K, including but not limited to statements regarding its restructuring plans (including the anticipated costs and timing of such actions), its anticipated reduction in force, and its future operating cost reductions, that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21 of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and include comments that express the Company’s opinion about trends and factors that may impact future operating results. Disclosures that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. Such statements rely on a number of assumptions concerning future events, many of which are outside of the Company’s control, and involve risks and uncertainties that could cause actual results to differ materially from opinions and expectations, including but not limited to the outcome of the required consultations and negotiations with European and national works councils, other management/labor organizations and local authorities, the Company’s ability to implement the restructuring plan according to the timetable and to the extent currently anticipated, unanticipated expenditures incurred in connection with the restructuring plan, and the Company’s ability to project accurately cost savings and changes from the plan. More information about potential factors that could affect the Company’s business and financial results is included in the section entitled “Certain Factors and Trends Affecting Allergan and its Businesses” included in the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2004. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this filing except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: April 21, 2005	By:	/s/ Douglas S. Ingram
		Name:	Douglas S. Ingram
		Title:	Executive Vice President, General Counsel and Secretary

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